UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 19, 2005

Date of Report (Date of earliest event reported)

REALTY INCOME CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

220 West Crest Street Escondido, California 92025-1707
(Address of principal executive offices) (Zip Code)

(760) 741-2111
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement.

On September 19, 2005, Realty Income Corporation, a Maryland corporation (the “Company”) entered into a definitive agreement with Kerasotes Showplace Theatres, LLC to acquire 17 Kerasotes Showplace-branded theater properties for approximately $200 million.  While the transaction is subject to a number of conditions, it is anticipated that the transaction will close later this month.

The Company will acquire the 17 Kerasotes theater properties subject to 20-year, triple-net lease agreements.  The theaters have, on average, approximately 45,000 leasable square feet and are situated on an average lot size of approximately 10 acres.  In general, the properties to be purchased are seasoned, state-of-the-art, stadium-seating theaters with an average of 12.5 screens per location and an average building age of seven years.  The properties are located in Illinois, Indiana, Minnesota and Missouri.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALTY INCOME CORPORATION

Date: September 20, 2005	By:	/s/ Michael R. Pfeiffer
		Name:	Michael R. Pfeiffer
		Title:	Executive Vice President, General Counsel and Secretary